Exhibit 99.1

GUESS? INC. ANNOUNCES ISSUANCE OF $275 MILLION OF 3.75% CONVERTIBLE

NOTES DUE 2028 AND RETIREMENT OF APPROXIMATELY $185 MILLION OF EXISTING 2.00%

CONVERTIBLE NOTES DUE 2024

➢	The transactions announced today will extend the maturity of a significant portion of the Company’s convertible senior notes to 2028

➢

Guess has entered into bond hedge and warrant transactions with a warrant strike price of $41.80 per share (a 120% premium to the Company’s stock price at the time of pricing of the notes), which are generally intended to limit potential dilution from the private placement transaction

➢

Guess intends to use the net proceeds of the private placement of the new convertible senior notes to retire approximately $185 million of the existing convertible senior notes due in 2024, to repurchase approximately $43 million of its common stock, to enter into the bond hedge and warrant transactions and to fund general corporate purposes

LOS ANGELES, Calif. – April 13, 2023 – Guess?, Inc. (NYSE: GES) (the “Company”) announced today that it has entered into separate, privately negotiated exchange and subscription agreements (the “Exchange and Subscription Agreements”) with a limited number of holders of its 2.00% convertible senior notes due 2024 (the “Existing Convertible Notes”) and certain other investors, in each case pursuant to exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Exchange and Subscription Agreements, the Company will exchange approximately $184.9 million in aggregate principal amount of the Existing Convertible Notes for approximately $161.4 million in aggregate principal amount of new 3.75% convertible senior notes due 2028 (the “New Convertible Notes”) and an aggregate of approximately $33.3 million in cash, representing accrued and unpaid interest and other consideration on the Existing Convertible Notes (collectively, the “Exchange Transactions”). The Company will also issue New Convertible Notes in a private placement (collectively, the “Subscription Transactions” and, together with the Exchange Transactions, the “Transactions”) for the issuance in the Transactions of $275.0 million in aggregate principal amount of New Convertible Notes. The Transactions are expected to settle on or about April 17, 2023, subject to customary closing conditions.

Upon completion of the Transactions, the aggregate principal amount of the Existing Convertible Notes outstanding will be approximately $115.0 million, and the aggregate principal amount of the New Convertible Notes outstanding will be $275.0 million.

Terms of the Notes

The New Convertible Notes will be convertible in certain circumstances into cash, shares of the Company’s common stock or a combination of cash and shares of common stock, at the Company’s election. If and when issued, the New Convertible Notes will be unsecured senior obligations of the Company. The initial conversion rate of the New Convertible Notes will be approximately 40.4858 shares per $1,000 principal amount of the New Convertible Notes, which is equivalent to an initial conversion price of approximately $24.70 per share of common stock, and is subject to adjustment upon the occurrence of certain events. The initial conversion price of the New Convertible Notes represents a premium of approximately 30% over the last reported sale price of the common stock on the New York Stock Exchange on April 12, 2023. The New Convertible Notes will be convertible only upon the occurrence of certain events and during certain periods. The New Convertible Notes will bear interest at a rate of 3.75% per year, payable semi-annually in arrears on April 15 and October 15 of each year, beginning on October 15, 2023. The Notes will mature on April 15, 2028, unless earlier repurchased or converted in accordance with their terms.

Expected Use of Proceeds of the Private Placement of New Convertible Notes

Share Repurchases

Concurrently with the pricing of the New Convertible Notes, the Company agreed to repurchase $42.5 million of its common stock from purchasers of the New Convertible Notes in privately negotiated transactions for settlement concurrently with the closing of the Transactions, pursuant to the Company’s existing share repurchase program. The purchase price per share of the common stock to be repurchased in such transactions will equal the closing sale price of the Company’s common stock on April 12, 2023, which was $19.00 per share.

The Company may use the Subscription Transaction proceeds to offset cash on hand spent on such repurchases (collectively, the “Share Repurchase Transactions”).

Concurrent Transactions

The Company also expects to use approximately $31.6 million of the net proceeds from the private placement of the New Convertible Notes to pay the cost of the convertible note hedge transactions described below (after such cost is partially offset by the proceeds from the sale of warrants pursuant to the warrant transactions described below). These transactions are generally intended to reduce dilution on the New Convertible Notes. The warrant strike price is initially $41.80, which represents a 120% premium to the Company’s closing stock price on April 12, 2023.

After effectuating the Transactions, the Share Repurchase Transactions, and the concurrent derivative transactions described below, the Company intends to use the remaining net proceeds from the Subscription Transactions, if any, for general corporate purposes; provided that the Company has not designated any specific uses and has no current agreements or commitments with respect to specific uses. Pending any specific application, the Company may invest any remaining net proceeds from the private placement of the New Convertible Notes in short- and long-term marketable securities.

Certain Concurrent Transactions

In connection with the pricing of the New Convertible Notes, the Company entered into convertible note hedge and warrant transactions with certain financial institutions (the “hedge counterparties”). The convertible note hedge transactions covered the number of shares of common stock that initially underlies the New Convertible Notes, subject to anti-dilution adjustments substantially similar to those applicable to the New Convertible Notes, and are expected to generally reduce the potential dilution with respect to the Company’s common stock upon conversion of the New Convertible Notes and/or to offset any cash payments the Company is required to make in excess of the principal amount of converted New Convertible Notes, as the case may be. The warrants relate to the same number of shares of common stock as underlies the New Convertible Notes, subject to customary anti-dilution adjustments. The strike price of the warrant transactions will initially be $41.80 per share, which represents a premium of 120% over the last reported sale price of the common stock on April 12, 2023, and is subject to certain adjustments under the terms of the warrant transactions. The warrant transactions separately could have a dilutive effect with respect to the Company’s common stock to the extent that the market price per share of the common stock exceeds the strike price of the warrants.

The Company has been advised that, in connection with establishing their initial hedge positions with respect to the convertible note hedge and warrant transactions, the hedge counterparties or their respective affiliates expect to purchase shares of the common stock and/or enter into various derivative transactions with respect to the Company’s common stock concurrently with, or shortly after, the pricing of the New Convertible Notes. These activities could result in an increase, or prevent a decrease in, the market price of the common stock or the New Convertible Notes.

In addition, the hedge counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Company’s common stock and/or purchasing or selling common stock or other securities of the Company in secondary market transactions following the pricing of the New Convertible Notes and prior to the maturity of the New Convertible Notes (and are likely to do so during any observation period related to a conversion of New Convertible Notes). This activity could also cause or avoid an increase or a decrease in the market price of the Company’s common stock or the New Convertible Notes, which could affect the ability of holders to convert the New Convertible Notes, and, to the extent the activity occurs during any observation period related to a conversion of New Convertible Notes, could affect the number of shares and value of the consideration that holders receive upon conversion of the New Convertible Notes.

In connection with the Exchange Transactions, the Company expects that holders of Existing Convertible Notes that participate in the Exchange Transactions will seek to sell the Company’s common stock and/or enter into various derivative positions with respect to the Company’s common stock to establish hedge positions with respect to the New Convertible Notes. This activity could decrease (or reduce the size of any increase in) the market price of the Company’s common stock, the Existing Convertible Notes or the New Convertible Notes at that time. Additionally, the Share Repurchase Transactions could increase (or reduce the size of any decrease in), the market price of the Company’s common stock, the Existing Convertible Notes or the New Convertible Notes at that time.

In connection with issuing the Existing Convertible Notes, the Company entered into convertible note hedge and warrant transactions (the “Existing Call Spread Transactions”) with certain financial institutions (the “Existing Hedge Counterparties”). As part of the Exchange Transactions, the Company anticipates entering into agreements with the Existing Hedge Counterparties to terminate a portion of the Existing Call Spread Transactions in a notional amount corresponding to the amount of Existing Convertible Notes that will be exchanged. In connection with the terminations described in the foregoing sentence, the Company would expect the Existing Hedge Counterparties or their respective affiliates to unwind a portion of their related hedge positions by selling common stock concurrently with the pricing of the New Convertible Notes. Such hedge unwind activity could decrease (or reduce the size of any increase in) the market price of the Company’s common stock, the Existing Convertible Notes or the New Convertible Notes at that time. There can be no assurance the termination of such Existing Call Spread Transactions will be completed.

Other Matters

The offer and sale of the New Convertible Notes and the issuance of shares of common stock, if any, issuable upon conversion of the New Convertible Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction, and the New Convertible Notes and such shares may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

This press release does not and shall not constitute an offer to sell nor the solicitation of an offer to buy any securities of the Company, nor shall there be any sale of any such securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Notice Regarding Forward-Looking Statements

This press release includes certain forward-looking statements related to the Company within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are frequently indicated by terms such as “expect,” “continue,” “remain,” “look,” “path” and similar terms, are only expectations, and involve known and unknown risks and uncertainties, which may cause actual results in future periods to differ materially from what is currently anticipated. All statements, other than statements of historical facts, including all statements regarding the Subscription Transactions, the Exchange Transactions, the anticipated closing of the Transactions, the anticipated use of proceeds, the Share Repurchase Transactions and the effects of entering into the convertible note hedge and warrant transactions are forward-looking statements. These statements are based on management’s current estimates, assumptions, expectations or beliefs and are subject to uncertainty and changes in circumstances. These forward-looking statements are estimates reflecting the judgment of the Company’s senior management, and actual results may vary materially from those expressed or implied by the forward-looking statements herein.

The statements in this press release are made as of the date of this press release. The Company undertakes no obligation to update information contained in this press release, except as may be required by law. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. For further information regarding risks and uncertainties associated with the Company’s businesses, please refer to the section entitled “Risk Factors” in the Company’s Securities and Exchange Commission (the “SEC”) filings, including, but not limited to, its most recent Annual Report on Form 10-K, a copy of which is on file with the SEC and available on the SEC’s website at www.sec.gov.

About Guess?, Inc.

Guess?, Inc. designs, markets, distributes and licenses a lifestyle collection of contemporary apparel, denim, handbags, watches, eyewear, footwear and other related consumer products. Guess? products are distributed through branded Guess? stores as well as better department and specialty stores around the world. As of January 28, 2023, the Company directly operated 1,046 retail stores in the Americas, Europe and Asia. The Company’s partners operated 562 additional retail stores worldwide. As of January 28, 2023, the Company and its partners operated in approximately 100 countries worldwide.

Contact Information:

Guess?, Inc.

Fabrice Benarouche

VP, Finance and Investor Relations

(213) 765-5578